                                                                   Exhibit 99.1

                              Joint Filer Information

Name of Joint Filer:                          Ascendant Sponsor LP

Address of Joint Filer:
                                              667 Madison Avenue, 5th Floor
                                              New York, New York 10065

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     MarketWise, Inc. [MKTW]

Date of Event Requiring Statement:
(Month/Day/Year):                             11/18/2021

Name of Joint Filer:                          Ascendant Sponsor GP LLC

Address of Joint Filer:
                                              667 Madison Avenue, 5th Floor
                                              New York, New York 10065

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     MarketWise, Inc. [MKTW]

Date of Event Requiring Statement:
(Month/Day/Year):                             11/18/2021

Name of Joint Filer:                          David Gomberg

Address of Joint Filer:
                                              667 Madison Avenue, 5th Floor
                                              New York, New York 10065

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol:     MarketWise, Inc. [MKTW]

Date of Event Requiring Statement:
(Month/Day/Year):                             11/18/2021